Exhibit 21.1

 REGISTRANT’S SUBSIDIARIES

Name of Subsidiary	State of Incorporation or Organization

Ameris Bank	Georgia
Prosperity Land Holdings, LLC	Florida
East Arlington, Inc.	Florida
Fountain Financial, Inc.	Florida
Jarrett Point, LLC	Florida
Parman Place, Inc.	Florida
S. Pt. Properties, Inc.	Florida
TJB Properties, LLC	Florida
210 South Oak Street, LLC	Georgia
HSB Properties I, LLC	Georgia
HSB Properties II, LLC	Georgia
Ameris Statutory Trust I	Delaware
Ameris Sub Holding Company, Inc.	Delaware
Moultrie Real Estate Holdings, Inc.	Delaware
Quitman Real Estate Holdings, Inc.	Delaware
Thomas Real Estate Holdings, Inc.	Delaware
Citizens Real Estate Holdings, Inc.	Delaware
Cairo Real Estate Holdings, Inc.	Delaware
Southland Real Estate Holdings, Inc.	Alabama
Cordele Real Estate Holdings, Inc.	Delaware
First National Real Estate Holdings, Inc.	Delaware
M&F Real Estate Holdings, Inc.	Delaware
Tri-County Real Estate Holdings, Inc.	Delaware
First National Banc Statutory Trust I	Delaware
Prosperity Bank Statutory Trust II	Connecticut
Prosperity Bank Statutory Trust III	Delaware
Prosperity Bank Statutory Trust IV	Delaware
Prosperity Banking Capital Trust I	Delaware
Coastal Bankshares Statutory Trust I	Delaware
Coastal Bankshares Statutory Trust II	Connecticut
Merchants & Southern Statutory Trust I	Delaware
Merchants & Southern Statutory Trust II	Delaware
Atlantic BancGroup, Inc. Statutory Trust I	Delaware
Jacksonville Statutory Trust I	Delaware
Jacksonville Statutory Trust II	Delaware
Jacksonville Bancorp, Inc. Statutory Trust III	Delaware
Cherokee Statutory Trust I	Delaware